UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2016

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdictionof Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, TX 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

BDPL Credit Facility

On August 15, 2016, Blue Dolphin Pipe Line Company (“BDPL”), a Delaware corporation and wholly-owned subsidiary of Blue Dolphin Energy Company (“Blue Dolphin”), entered into a loan and security agreement with Lazarus Energy Holdings, LLC (“LEH”), as lender, pursuant to which LEH agreed to make a term loan to BDPL in the principal amount of $4.0 million (the “BDPL Credit Facility”). The BDPL Credit Facility has an interest rate of 16% and matures in August 2018. Under the BDPL Credit Facility, BDPL will make a payment of principal and interest in the aggregate amount of $500,000 on or before November 15, 2016 from the annual payment received from FLNG Land II, Inc. (“FLNG”) under a master easement agreement dated December 11, 2013 (the “FLNG Master Easement Agreement”). A final balloon payment of principal and accrued interest will be due at the BDPL Credit Facility’s maturity date. Proceeds of the BDPL Credit Facility will primarily be used for working capital.

The BDPL Credit Facility is secured by: (i) the remaining payments due from FLNG under the FLNG Master Easement Agreement and (ii) approximately 193 acres of land owned by BDPL in Freeport, Texas. The BDPL Credit Facility contains representations and warranties, affirmative and negative covenants, and events of default which are customary for term loans of this type.

LEH owns approximately 81% of Blue Dolphin’s common stock, par value $0.01 per share, and manages and operates all of Blue Dolphin’s properties pursuant to an operating agreement. Jonathan Carroll is Chairman of the Board of Directors, Chief Executive Officer, and President of Blue Dolphin, as well as a majority owner of LEH.

The foregoing summarizes the material terms of the BDPL Credit Facility. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the respective loan documents, which are filed as exhibits to this Current Report Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement by and between Lazarus Energy Holdings, LLC and Blue Dolphin Pipe Line Company dated August 15, 2016.
10.2	Promissory Note by and between Lazarus Energy Holdings, LLC and Blue Dolphin Pipe Line Company dated August 15, 2016.
10.3	Deed of Trust, Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing for Blue Dolphin Pipe Line Company dated August 15, 2016.
10.4	Collateral Assignment of Master Easement Agreement by Blue Dolphin Pipe Line Company for the benefit of Lazarus Energy Holdings, LLC dated August 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Dolphin Energy Company

Date: August 19, 2016	By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)

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